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                                                                      Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT



The Corporate Benefits Committee
Allergan, Inc.:


We consent to incorporation by reference in the registration statements Nos. 33-29528, 33-44770 and 333-09091 on Form S-8 of Allergan, Inc. of our report dated June 18, 1999, relating to the statements of net assets available for plan benefits of the Allergan, Inc. Savings and Investment Plan as of December 31, 1998 and 1997, and the related statement of changes in net assets available for plan benefits and related schedules for the year ended December 31, 1998, which report appears in the December 31, 1998 Annual Report on Form 11-K of Allergan, Inc. Savings and Investment Plan.


We consent to incorporation by reference in the registration statements Nos. 33-29528, 33-44770 and 333-09091 on Form S-8 of Allergan, Inc. of our report dated June 18, 1999, relating to the statements of net assets available for plan benefits of the Allergan, Inc. Puerto Rico Savings and Investment Plan as of December 31, 1998 and 1997, and the related statement of changes in net assets available for plan benefits and related schedules for the year ended December 31, 1998, which report appears in the December 31, 1998 Annual Report on Form 11-K of Allergan, Inc. Puerto Rico Savings and Investment Plan.





                                                              KPMG LLP

Orange County, California
June 28, 1999